UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2018

SERES THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37465	27-4326290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sidney Street Cambridge, MA		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 945-9626

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2018, Michele Trucksis, Ph.D., M.D. notified Seres Therapeutics, Inc. (the “Company”) of her resignation as the Executive Vice President and Chief Medical Officer of the Company. Dr. Trucksis will remain employed by the Company until November 16, 2018, after which time the Company expects to provide Dr. Trucksis severance and other benefits, and Dr. Trucksis and the Company expect she will provide consulting services to the Company upon terms that are under negotiation. When such agreements are finalized, the Company expects to file a Current Report on Form 8-K with respect to such agreements.

In connection with Dr. Trucksis’ resignation, the Company announced the appointment of Kevin Horgan, M.D. as Executive Vice President and Chief Medical Officer. Dr. Horgan will oversee and lead the Company’s clinical development, clinical operations, regulatory affairs, and medical affairs functions.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this report that do not relate to matters of historical fact should be considered forward-looking statements, including Dr. Trucksis’ potential consulting agreement and separation agreement.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our need for additional funding, which may not be available; our limited operating history; the unpredictable nature of our early stage development efforts for marketable drugs; the unproven approach to therapeutic intervention of our microbiome therapeutics; the lengthy and expensive process of clinical drug development, which has an uncertain outcome; potential delays in enrollment of patients which could affect the receipt of necessary regulatory approvals; potential delays in regulatory approval, which would impact the ability to commercialize our product candidates and affect our ability to generate revenue; our reliance on third parties to conduct our clinical trials and the potential for those third parties to not perform satisfactorily; the potential failure of our product candidates to be accepted on the market by the medical community; our lack of experience selling, marketing and distributing products and our lack of internal capability to do so; failure to compete successfully against other drug companies; potential competition from biosimilars; failure to obtain marketing approval internationally; post-marketing restrictions or withdrawal from the market; compliance with environmental, health, and safety laws and regulations; protection of our proprietary technology; protection of the confidentiality of our trade secrets; claims asserting that we or our employees misappropriated a third-party’s intellectual property or otherwise claiming ownership of what we regard as our intellectual property; ability to attract and retain key executives; the price of our common stock may fluctuate substantially; and our executive officers, directors, and principal stockholders have the ability to control all matters submitted to the stockholders. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on August 2, 2018 and our other reports filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this report. Any such forward-looking statements represent management’s estimates as of the date of this report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERES THERAPEUTICS, INC.

Date: October 22, 2018	By:	/s/ Thomas J. DesRosier
Name: Thomas J. DesRosier
Title: Executive Vice President and Chief Legal Officer